Exhibit 10.18

2011 Executive Incentive Plan Targets

Senior Manager	2011 Executive Incentive Plan Target as a Percent of 2011 Base Salary
Gary D. Blackford	100%
Rex T. Clevenger	75%
Diana Vance-Bryan	70%
Timothy W. Kuck	70%
Jeffrey L. Singer	70%
Walter T. Chesley	65%

Target Achievement*	Bonus Multiplier
110%	150%
105%	125%
100%	100%
99%	95%
98%	90%
97%	85%
96%	80%
95%	75%
94%	70%
93%	65%
<93%	Zero

* The target is set by the compensation committee

Scale Methodology

Directionally, every 1% variance to Target has a 5 times multiplier, with bookends at 110% and 93%, subject to the discretion of the compensation committee